UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 20, 2014
Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 20, 2014, the amount available under WebMD’s existing stock repurchase program (the “Repurchase Program”) was increased by $40 million. During the first quarter of 2014, WebMD has repurchased approximately 1.4 million shares of WebMD Common Stock for an aggregate purchase price of approximately $58.7 million. After giving effect to those repurchases and the $40 million increase, approximately $51 million was available under the Repurchase Program as of the close of business on March 20, 2014. Under the Repurchase Program, WebMD may repurchase shares from time to time in the open market, through block trades or in private transactions, depending on market conditions and other factors.

As of the close of business on March 20, 2014, WebMD had approximately 39.7 million shares of its Common Stock outstanding (including approximately 1.1 million shares of unvested restricted stock).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: March 20, 2014	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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